UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2019
Conformis, Inc.
(Exact Name of Company as Specified in Charter)

Delaware	001-37474	56-2463152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Technology Park Drive
Billerica, MA 01821
(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (781) 345-9001

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	CFMS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☑

Item 1.01	Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On September 30, 2019, Conformis, Inc., a Delaware corporation (the “Company”), and Howmedica Osteonics Corp., a New Jersey corporation (“Buyer”) and a subsidiary of Stryker Corporation, a Michigan corporation, entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”), pursuant to which Buyer acquired certain assets relating to the Company’s business of designing and manufacturing instrumentation for, or on behalf of, specific patients (“Patient-Specific Instrumentation”), including: (i) the Company’s right, title and interest in and to a single electronic copy of the relevant software code and of the relevant manufacturing documents listed in the Asset Purchase Agreement, (ii) an undivided one-half ownership interest in and to all copyrights in the software code and in the manufacturing documents, and (iii) an undivided one-half ownership interest in and to all know-how embodied in, underlying or otherwise contained in the software code and in the manufacturing documents (collectively, the “Purchased Assets”). Pursuant to the Asset Purchase Agreement, Buyer’s use of Purchased Assets is limited to solely developing, manufacturing and commercializing Patient-Specific Instrumentation for use with Buyer’s off-the-shelf knee implants, including Triathlon. The transactions described above are collectively referred to herein as the “Asset Sale.”

In connection with the Asset Sale, on September 30, 2019, the Company and Buyer entered into a Development Agreement (the “Development Agreement”), a License Agreement (the “License Agreement”), a Distribution Agreement (the “Distribution Agreement” and, together with the Asset Purchase Agreement, the Development Agreement and the License Agreement, the “Agreements”) and other ancillary agreements contemplated by the Asset Purchase Agreement.

The aggregate purchase price for the Asset Sale was $14 million in cash. In addition, Buyer has agreed to pay to the Company up to $16 million in additional development-based milestone payments pursuant to the License Agreement and the Development Agreement upon the completion of the developmental milestones described below. Additional payments and royalties will be due once the Company begins to supply KIB Product (as defined below) to Buyer under the Distribution Agreement, as further described below.

Development Agreement

Pursuant to the Development Agreement, the Company agreed to develop and furnish to Buyer specified deliverables relating to Patient-Specific Instrumentation (the “KIB Product”) for use with Buyer’s off-the-shelf knee implants, including Triathlon. Buyer agreed to pay to the Company up to an aggregate of $5 million in milestone payments within 30 days following the dates on which (i) Buyer receives the first prototype of the Patient-Specific Instrumentation from the Company and (ii) there is a design freeze of the KIB Product, each in accordance with the research and development work plan pursuant to the Development Agreement (the “R&D Work Plan”). The Company and Buyer will jointly own certain intellectual property rights arising from such development activities. The Development Agreement includes a restrictive covenant prohibiting the Company from developing Patient-Specific Instrumentation for off-the-shelf knee implants for any third parties in the field of orthopedics until January 1, 2032, subject to specified exceptions. Either party may terminate the Development Agreement if the other party becomes subject to specified insolvency events or fails to remedy or resolve a material breach, and Buyer may terminate the Development Agreement if Buyer properly rejects a particular deliverable three or more times in accordance with the Development Agreement or if the Company fails to deliver a version or corrected version of the deliverable within specified prescribed periods.

License Agreement

Pursuant to the License Agreement, the Company granted to Buyer an exclusive, transferable, royalty-bearing, sublicensable, worldwide license under certain Company patents to make, have made, use, offer for sale, sell and import the KIB Product, as well as a non-exclusive enabling license to other non-patent intellectual property to the extent embodied in any deliverable provided by the Company under the Development Agreement. Buyer agreed to pay to the Company an $11 milestone payment within 30 days following the date on which the U.S. Food and Drug Administration issues to the Company 510(k) clearance for the KIB Product in accordance with the R&D Work Plan. In the event Buyer terminates the Development Agreement prior to acceptance of any of the milestones set forth in the Development Agreement and the License Agreement, Buyer shall either (i) make specified adjusted milestone payments to the Company and pay to the Company specified royalties for Patient-Specific Instrumentation sold by Buyer during the five-year period starting with Buyer’s first commercial sale of such Patient-Specific Instrumentation, or (ii) forfeit the license under the License Agreement and reassign to the Company the Purchased Assets in exchange for the Company making specified payments to Buyer.

Distribution Agreement

Pursuant to the Distribution Agreement, upon completion of the development work contemplated by the Development Agreement, the Company will supply a stated percentage of Buyer’s requirements for the KIB Product during the five-year period starting with the first commercial sale of such Patient-Specific Instrumentation (the “Exclusive Supply Term”). During each year following the expiration of the Exclusive Supply Term, Buyer must either purchase a stated percentage of Buyer’s supply requirements for the preceding year (the “Prior Year Minimum”) or pay the Company a specified per-product fee based on the difference between the Prior Year Minimum and the number of products actually purchased by Buyer from the Company. Under the Distribution Agreement, the Company appointed Buyer as its exclusive distributor to market and promote sales of the KIB Product, and Buyer agreed not to contract with any third party for the manufacture of the KIB Product during the Exclusive Supply Term, subject to specified exceptions. Following the expiration of the Exclusive Supply Term, Buyer will have the sole option to extend the supply term through the addition of additional one-year periods through December 31, 2031, provided that if Buyer does not extend, it must pay the per-product fee described above for such stated percentage of Buyer’s supply requirements.

The Asset Purchase Agreement, the Development Agreement and the Distribution Agreement each contain indemnification rights for each of the Company, Buyer and their respective affiliates for breaches of representations and warranties and covenants, as well as other specified matters, subject to negotiated caps and other limitations.

The Agreements also contain negotiated representations and warranties. The assertions embodied in those representations and warranties were made solely for purposes of the Agreements and may be subject to important qualifications and limitations agreed to by the Company and Buyer in connection with negotiating their terms. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders or may have been used for the purpose of allocating risk between the Company and Buyer rather than establishing matters as facts. For the foregoing reasons, no stockholder or prospective stockholder should rely on such representations and warranties as statements of factual information at the time they were made or otherwise.

The foregoing descriptions of the Agreements do not purport to be complete and are qualified in their entirety by reference to the complete text of the Agreements, which the Company expects to file as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2019.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in Item 1.01 above related to the Asset Purchase Agreement is incorporated by reference into this Item 2.01.

Item 8.01	Other Events.

On October 1, 2019, the Company issued a press release in connection with the Asset Sale. A copy of the press release is included as Exhibit 99.1 hereto. The information in this Item 8.01, including Exhibit 99.1, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1*	Press Release of Conformis, Inc., dated October 1, 2019

*Furnished herewith

Cautionary Statement Regarding Forward-Looking Statements

Statements in this Current Report on Form 8-K about the Company’s future expectations, plans and prospects, including statements about the anticipated timing of product development, achievement of milestones, and milestone payments, as well as other statements containing the words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "project," "should," "target," "will," or "would" and similar expressions, constitute forward-looking statements within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. The Company may not actually achieve the results implied by its forward-looking statements, and readers should not place undue reliance on the Company’s forward-looking statements. Actual results could differ materially from the results described in the forward-looking statements the Company makes as a result of a variety of risks and uncertainties, including risks related to the Company’s general financial and operating results, the Company’s execute on development plans, satisfy milestone obligations and/or trigger milestone payments under the Agreements, changes in the Company’s liquidity, competition, and general and industry-specific economic conditions, and the other risks and uncertainties described in the "Risk Factors" sections of the Company’s public filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this Current Report on Form 8-K represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments may cause its views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONFORMIS, INC.

Date: October 1, 2019	By:	/s/Paul S. Weiner
Paul S. Weiner
Chief Financial Officer